Exhibit 99.1

Contact:

Denise T. Powell

Sr. Director, Corporate Communications

Threshold Pharmaceuticals, Inc.

650-474-8206

dpowell@thresholdpharm.com

THRESHOLD PHARMACEUTICALS COMPLETES $18 MILLION PRIVATE EQUITY FINANCING

REDWOOD CITY, CA – September 2, 2008 – Threshold Pharmaceuticals, Inc. (Nasdaq: THLDD), today announced that its previously announced private placement of Threshold common stock and warrants received shareholder approval and has been completed. Threshold sold 8,970,574 shares of its common stock at $2.04 per share, and warrants to purchase up to 3,588,221 shares of its common stock for gross proceeds of $18.3 million and net offering proceeds of approximately $17.0 million. The warrants have an exercise price of $2.34 per share, subject to adjustment, and an expiration date of August 29, 2013. The number of shares of common stock issued and exercisable under the warrants, the purchase price of the common stock and the exercise price of the warrants described in this paragraph give effect to the reverse stock split effected by the Company as of August 20, 2008.

“We are extremely pleased that several high-quality, new investors joined our existing major shareholders, including both investors and members of the company’s management team, in this financing,” said Barry Selick, Ph.D., Threshold’s chief executive officer. “This financing will enable us to evaluate the activity of TH-302 against several cancer types in multiple clinical trials.”

The Company intends to use the proceeds of this financing to complete its ongoing clinical trials evaluating TH-302, its Hypoxia-Activated Prodrug (HAP) for the treatment of various solid tumors and, pending promising results from those trials, to initiate at least one controlled Phase 2 clinical trial of TH-302 alone or in combination with chemotherapy, on preclinical activities related to another HAP clinical candidate, and for general corporate purposes, including working capital.

The shares and warrants sold in the private placement and the shares issuable upon the exercise of the related warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, and may not be offered or sold in the United States without being registered with the Securities and Exchange Commission (“SEC”) or through an applicable exemption from SEC registration requirements. The shares and warrants were offered and sold only to accredited investors. Threshold has agreed to file a registration statement with the SEC covering the resale of the shares issued in the private placement and the shares issuable upon the exercise of the warrants.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the securities referred to in this news release in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. Any offering of the Company’s common stock under the resale registration statement referred to in this news release will be made only by means of a prospectus.

About Threshold Pharmaceuticals

Threshold is a biotechnology company focused on the discovery and development of therapeutics for the potential treatment of cancer. By selectively targeting abnormally-proliferating tumor cells, the Company’s drug candidates are designed to be potentially more effective and less toxic to healthy tissues than conventional treatments. For additional information, please visit our website (www.thresholdpharm.com).

Forward-Looking Statements

Except for statements of historical fact, the statements in this press release are forward-looking statements, including statements regarding Threshold’s product candidates and approach to developing new product candidates, clinical trials and anticipated results, potential therapeutic uses and benefits of our product candidates and financial results, estimates, projections and requirements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, Threshold’s ability to attract and retain employees, commence, enroll or complete its anticipated clinical trials, the time and expense required to conduct such clinical trials and analyze data, issues arising in the regulatory or manufacturing process and the results of such clinical trials (including product safety issues and efficacy results). Further information regarding these and other risks is included under the heading “Risk Factors” in Threshold’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission on August 7, 2008 and is available from the SEC’s website (www.sec.gov) and on our website (www.thresholdpharm.com) under the heading “Investors.” We undertake no duty to update any forward-looking statement made in this news release.

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